Exhibit 99.1

News Release
THE BEARD COMPANY
Harvey Parkway
301 N.W. 63rd Street, Suite 400
Oklahoma City, Oklahoma 73116
For Immediate Release

MARK BRONSON JOINS BOARD OF DIRECTORS

AT THE BEARD COMPANY

OKLAHOMA CITY, Oklahoma – September 1, 2009 -- The Beard Company (OTCBB: BRCO) today announced that Mark Bronson has been appointed to the Company’s Board of Directors.

For the past seven years, Mr. Bronson has served on the executive management team at the Harvison Companies in Fort Worth, Texas, where he is currently Chief Financial Officer. The Harvison Companies are a privately-owned group of companies, one of which is the largest outside shareholder in The Beard Company. He is responsible for financial oversight activities involving over a dozen companies in such diverse businesses as oil and gas, mining, renewable energy initiatives, light manufacturing, retail sales, wholesale travel, banking, agribusiness and real estate. Mr. Bronson also reviews new business opportunities and supervises economic evaluation and due diligence related to such opportunities. He presently serves as a Director of several private companies and a Canadian company that is in the process of listing on the TSX Venture Exchange.

Prior to joining the Harvison Companies, Mr. Bronson owned and operated a number of his own businesses for 12 years. He also served as a part-time CFO for a retailer, developed training materials for a publishing company, was an adjunct professor at the Graduate School of Business at Texas Christian University (TCU), and negotiated the sale of businesses for two clients.

A Certified Public Accountant, Mr. Bronson, began his business career in 1972 with Arthur Andersen in Omaha, Nebraska. He relocated to Fort Worth, Texas when he was admitted to the partnership at Arthur Andersen, where he focused on closely-held businesses in a wide variety of industries. In addition to his public accounting experience, Mr. Bronson has served as Controller and Chief Accounting Officer for two publicly-traded companies – Lone Star Technologies (steel manufacturing and banking) and FFP Operating Partners (multi-state operator of convenience stores).

Mr. Bronson earned his B.A. degree in Economics from the University of Nebraska and his M.B.A. degree from Michigan State University.

“We are delighted that Mark Bronson has agreed to join our Board of Directors,” stated Herb Mee, Jr., Beard’s President. “The Harvison Companies have been a tremendous supporter of The Beard Company, and we are confident that Mark’s financial and accounting expertise will play an important role in support of the turnaround that we believe is underway at our Company.”

About The Beard Company

The Beard Company creates, acquires, and/or invests in businesses, primarily related to natural resources, that management believes have high growth and/or above-average profit potential and can enhance shareholder value. The Company is involved in oil and gas activities; coal reclamation activities; and minerals exploration and development through its Geohedral investment.

The Company is headquartered in Oklahoma City and its common stock trades on the OTC Bulletin Board under the symbol “BRCO”.

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability to negotiate and execute contracts in connection with the Company’s coal reclamation activities; future trends in commodities prices; financial, geological or mechanical difficulties affecting Geohedral’s or Beard Dilworth’s planned geological work programs; uncertainties surrounding estimates of mineralized material; and other risks associated with the Company’s business. By making these forward-looking statements, Beard undertakes no obligation to update these statements for revisions or changes in the future.

For Additional Information, Please Contact:

Herb Mee, Jr., President, at (405) 842-2333 or via email at hmee@beardco.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at info@rjfalkner.com